Contract

                            for the Joint Venture of
                     Xianyang Yongxin Electronics Co., Ltd.


                                   May 8, 1996

                            Xianyang, Shaanxi, China


                                Total Pages: 18

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                             Contents

   Chapter 1                 General Provisions

   Chapter 2                 Parties to the Joint Venture

   Chapter 3                 Establishment of the Joint Venture Company

   Chapter 4                 Purpose, Scope and Scale of Production and Business

   Chapter 5                 Total Amount of Investment and Registered Capital

   Chapter 6                 Responsibilities of Each Party to the Joint Venture

   Chapter 7                 Selling of Products

   Chapter 8                 The Board of Directors

   Chapter 9                 Business Management Office

   Chapter 10                Equipment

   Chapter 11                Labor management

   Chapter 12                Taxes, Finance and Audit

   Chapter 13                Duration of the Joint Venture

   Chapter 14                The Disposal of Assets after Expiration of the
                             Duration

   Chapter 15                Insurance

   Chapter 16                The Amendment, Alteration and Discharge of the
                             Contract

   Chapter 17                Liabilities for Breach of Contract

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   Chapter 18                Force Majeure

   Chapter 19                Applicable Law

   Chapter 20                Settlement of Disputes

   Chapter 21                Language

   Chapter 22               Effectiveness of the Contract and Miscellany

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Chapter 1 General Provisions

In accordance with "The Law of People's Republic of China on Joint Ventures Using Chinese and Foreign Investment" and other relevant Chinese laws and regulations, Xianyang Pianzhuan Development Co., Ltd. and Asia Electronics Holding Co., Ltd. adhering to the principle of equality and mutual benefit and through friendly consultations, agree to jointly invest to set up a joint venture enterprise in Xianyang City, Shaanxi Province, the People's Republic of China. The contract is worked out thereunder.

Chapter 2 Parties to the Joint Venture

Article One

Parties of this Contract are as follows:

Xianyang Pianzhuan Development Co., Ltd. (herein after referred to as Party A) registered with Xianyang in China and its legal address is at Xianyang City, China.

Legal Representative:               Name:            Du, Qing Song

                                    Position:        Chairman & CEO

                                    Nationality:     P.R. China

Asia Electronics Holding Co., Ltd. (herein after referred to as Party B) registered in British Virgin Island. Its legal address is at One World Centre, Suite 4629, New York, NY 10048, USA.

Legal Representative:               Name:            To, Shing Hoi

                                    Position:        President

                                    Nationality:     Hong Kong

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Chapter 3 Establishment of the Joint Venture Company

Article Two

In accordance with "the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment" and other relevant Chinese Laws and regulations, both Parties to the joint venture agree to joint venture limit liability company. (herein after referred to as the Joint Venture Company.)

Article Three

The name of the joint venture company is Xianyang Yongxin Electronics Co., Ltd.

The legal address of the joint venture company is No. 70 West Weiyang Road., Xianyang, Shaanxi, China.

Article Four

All activities of the joint venture company shall be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China.

Article Five

The organization of the joint venture company is a limited liability company. Each party to the joint venture company is liable to the joint venture company within the limit of the capital subscribed by it. The profits, risks and losses of the joint venture company shall be shared by the parties in proportion to their contribution to the registered capital.


Chapter 4 Purpose, Scope and Scale of Production and Business

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Article Six

The purpose of the parties to the joint venture is in conformity with wish of enhancing the economic cooperation and technical exchange to improve the product quality, develop new products and gain competitive position in the world market in quality and price by adopting advanced and appropriate managing methods, and ensure satisfactory economic benefits for each investor.

Article Seven

The productive and business scope of the joint venture company is to produce deflection yoke products; provide maintenance service after the sales of the products; and study and develop new electronic products.

Article Eight

The production scale of the joint venture company put into operation is 730,000 25" deflection yokes per year.

Chapter 5 Total Amount of Investment and Registered Capital

Article Nine

The total amount of investment of the joint venture company is US$4,200,000.

Article Ten

The contribution to the joint venture by the Parties is US$2,100,000, which will be the registered capital of the joint venture company, of which each party shall respectively contribute:

Party A:        US$420,000, accounting for twenty percent;

Party B:        US$l,680,000,
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accounting for eighty percent.

Article Eleven

Party A and Party B will contribute their investment to the joint venture company according to their share proportion.

Both Party A and Party B will contribute no less than 25% of their respective interest cash to the joint venture company for the initialization. The remaining part should be contributed within half an year since the registration of the joint venture company as agreed by both Parties.

After investment are paid to the joint venture, a State registered accountant shall be invited to issue a certificate of verification, according to which the joint venture will issue the Investment Certificate.

The Investment Certificate is the document certifying the completion of the contribution of each respective Party, which should not be regarded as the stocks or other securities with value or to be transferred to others, and should be considered invalid when used for any collateral.

Article Twelve

1. In case either Party to the joint venture assigns his investment subscribed to a third party, consent shall be obtained from the other party to the joint venture in advance, approval from the examination and approval authority is required.


2. When one party to the joint venture assigns his investment, the other party has preemptive right on it.

3. Subject to any transfer of interest, the acquisition party should be the seccessor of the party which assigned his investment.

4. Any transfer deferred from any above stipulations should be considered invalid.

5. Both Parties are prohibited from using all or part of the contribution as collateral to a third party.

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6. Parties concerned to the Board of Directors are allowed to accept increasing the registered capital subject to approval from the Board of Directors of the joint venture company.

7. Parties concerned to the Board of Directors shall not transfer to a third party the right to accept increasing the capital otherwise it will be considered invalid.

Chapter 6  Responsibilities of Each Party to the Joint Venture

Article Thirteen

Party A and Party B shall be respectively responsible for the following matters:
Responsibilities of Party A:

1. Handling of applications as per agreed by both Parties for approval, registration, business license and other matters concerning the establishment of the joint venture company from relevant departments in charge in China;

2. Providing cash, machinery and equipment and premises in accordance with the stipulations in article 9, 10 and 11;

3. Assisting the joint-venture company in purchasing or leasing equipment, materials, raw materials, articles for office use, means of transportation and communication facilities, etc.;

4. Assisting the joint venture company in technical and commercial discussion for importing equipment by providing with necessary technical data and premises, and in settling the domestic transportation and custom formalities;

5. Marketing of the product of the joint venture company;

6. Assisting the joint venture company in contacting and settling the fundamental facilities such as water, electricity, transportation, etc.;

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7. Assisting the joint venture in recruiting Chinese management, personnel, technical personnel, workers, and other personnel needed;

8. Assisting the company in obtaining the favorable policies.

9. Assisting the company for approval from the State to remit foreign exchanges from China to abroad.

10. Handling other matters entrusted by the joint venture company.

Responsibilities of Party B:

1. Providing cash with the stipulations in article 9, 10 and 11;

2. Assisting the joint venture company in selecting and purchasing equipment, parts, transportation means, office facilities and materials outside China;

3. Assisting in selling the deflection yoke products and other products of the joint venture company to foreign market and providing with information form foreign market.

4. Handling other matters entrusted by the joint venture company.

Chapter 7  Selling of products

Article Fourteen

The product of the joint venture company will be sold both on domestic market and overseas markets, the export part should account for 60% at least.

Article Fifteen

The price of the products to be sold is to be agreed by Party A and Party B, which should accord with the market price. The joint venture has the right to choose proper channels for selling at better prices, Party B has preemptive right on agent the selling at the same price.

Article Sixteen

The quality of the exporting product should accord to the samples which are made up to the standard and samples provided by Party B

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and approved by Party B to be the standard sample.

Article Seventeen

In order to provide maintenance service to the products sold both in China or abroad, the joint venture company may set up sales branches for maintenance service both in China or abroad subject to the approval of relative Chinese department.

Article Eighteen

The trade mark of the joint venture's products is decided by the board of directors.

Chapter 8 The Board of Directors

Article Nineteen

The date of registration of the joint venture company shall be the date of the establishment of the board of the joint venture company.

Article Twenty

The Board of Directors are composed of 5 directors, of which 1 shall be appointed by Party A and 4 shall be appointed by Party B. The chairman of the Board shall be appointed by Party B, and its vice-chairman by Party A. The term of office for the directors, chairman and vice-chairman is 4 years. Their term of office may be renewed if continuously appointed by the relevant Party. The Board of Directors should be composed according to the contribution proportion subject to any change.

Article Twenty-one

The highest authority of the joint venture company shall be its Board of Directors. It shall decide all major issues concerning the joint venture company. Unanimous approval shall be required before any decisions are made concerning major issues. As for other matters approval by majority or a simple majority shall be required.

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Article Twenty-two

The chairman of the board is the legal representative of the joint venture company. Should the chairman be unable to exercise his responsibilities for some reasons, he shall authorize the vice-chairman or any other director to represent the joint venture company temporarily.

Article Twenty-three

The board of directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairman of the board. The chairman may convene an interim meeting based on a proposal made by more than one-third of the total number of directors. Minutes of the meetings written in Chinese shall be placed on file.

Chapter 9  Business Management Office

Article Twenty-four

The joint venture company shall establish a management office which shall be responsible for its daily management. The management office shall have a general manager, appointed by Party A ; The general manager, whose term of office is 4 years, shall be invited by the board of directors. The general accountant and engineer will be invited by the general manager.

Article Twenty-five

The responsibility of the general manager is to carry out the decisions of the board meeting and to organize and conduct the daily management of the joint venture company. The deputy general managers shall assist the general manager in his work. Several department managers may be appointed by the management office, who shall be responsible for the works in various department respectively, handle the matters handed over by the general manager, and shall be responsible to them.

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Article Twenty-six

In case of graft or serious dereliction of duty on the part of the general manager and deputy general managers, the board of directors shall have the power to dismiss them at any time.

Chapter 10  Purchasing of Equipment

Article Twenty-seven

In its purchase of required raw materials, fuel, parts, means of transportation and articles for office use, etc., the joint venture company shall give first priority to purchase in China if quality and price are suitable.

Article Twenty-eight

In case of the joint venture company entrusts Party B to purchase equipment in overseas markets, the price should not exceed the market price, otherwise the Chairman of the Board has the right to choose other purchasing channels.


Chapter 11 Labor Management

Article Twenty-nine

Labor contract covering the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards of the joint venture company shall be drawn up between the joint venture company as a whole or individual employees accordance with the "Regulations of the People's Republic of China on Labor Management in Joint Ventures Using Chinese and Foreign Investment" and its implementation rules.

The labor contracts shall, after being signed, be filed with the local labor management department.

Article Thirty

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The appointment of high ranking administrative personnel recommended by all parties, their salaries, social insurance, welfare and the standard of traveling expenses, etc. shall be decided by the meeting of the board of directors.

Article Thirty-one

The salaries, social insurance, welfare standard shall be decided by the Board of Directors according to the relevant laws of the People's Republic of China and subject to the economic situation of the joint venture company.

Chapter 12 Taxes, Finance and Audit

Article Thirty-two

The joint venture company shall pay taxes in accordance with the stipulations of Chinese laws and other relevant regulations.

Article Thirty-three

Staff members and workers of the joint venture company shall pay individual income tax according to the "Individual Income Tax Law of the People's Republic of China"

Article Thirty-four

Allocations for reserve funds, expansion funds of the joint venture company and welfare funds and bonuses for staff and workers shall be set aside in accordance with the stipulations in "The Law of People's Republic of China on Joint Ventures Using Chinese and Foreign Investment". The annual proportion of allocations shall be decided by the board of directors according to the business situations of the joint venture company.

Article Thirty-five


The fiscal year of the joint venture company shall be from January 1 to December
31. All vouchers, receipts, statistic statements and reports, account books shall be written in Chinese. (English language will be

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used concurrently for main documents.)

Article Thirty-six

Financial checking and examination of the joint venture company shall be conducted by an auditor registered in China and reports shall be submitted to the board of directors and the general manager.

In case Party C considers it necessary to employ a foreign auditor registered in another country to undertake annual financial checking and examination, Party A and Party B shall give his consent. All the expenses thereof shall be borne by Party C.

Article Thirty-seven

In the first three months of each fiscal year, the manager shall prepare previous year's balance sheet, profit and loss statement and proposal regarding the proposal of profits, and submit them to the board of directors for examination and approval.

Chapter 13 Duration of the Joint Venture

Article Thirty-eight

The duration of the joint venture company is 25 years. The establishment of the joint venture company shall start from the date on which the business license of the joint venture company is issued.

An application for the extension of the duration, proposed by one party and unanimously approved by the board of directors, shall be submitted to the Ministry of Foreign trade and Economic Cooperation of the People's Republic of China ( or the examination and approval authority entrusted by it) six months prior to the expiry date of the joint venture.


Chapter 14 The Disposal of Assets After Expiration of the Duration

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Article Thirty-nine

Upon the expiration of the duration termination before the date of expiration of the joint venture, liquidation shall be carried out in accordance with the proportion of investment contributed by Party A and Party B.

Chapter 15  Insurance

Article Forty

Insurance policies of the joint venture company on various kinds of risks shall be under written with the insurance company of China. Types, value and duration of insurance shall be decided by the board of directors in accordance with the stipulations of the People's Republic of China.

Chapter 16  The Amendment, Alteration and Discharge of the Contract

Article Forty-one

The amendment of the contract or other appendixes shall come into force only after the written agreement is signed by Party A and Party B and approved by the original examination and approval authority.

Article Forty-two

In case of inability to fulfill contract or to continue operation due to heavy losses in successive years as a result of force majeure, the duration of the joint venture company and the contract shall be terminated before the time of expiration after being unanimously agreed upon by the board of directors and approved by the original examination and approval authority.

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Article Forty-three

Should the joint venture company be unable to continue its operations or achieve the business purpose stipulated in the contract due to the fact that one of the contracting parties fails to fulfill the obligations prescribed by the contract and articles of association, that party shall be deemed as unilaterally terminating the contract. The other party shall have the right to terminate the contract in accordance with the provisions of the contract after being approved by the original examination and approval authority as well as to claim damages. In case Party A and Party B agree to continue the operation, the party who fails to fulfill the obligations shall cover the losses thus caused to the joint venture company.

Chapter 17  Liabilities for Breach of Contract

Article Forty-four

Should either Party A or Party B fail to pay on schedule the contributions in accordance with the provisions defined in Chapter 5 of this contract, the breaching party shall pay to the other party 2% of the contribution starting from the first month after exceeding the time limit. Should the breaching party fail to pay after 3 months, 6% of the contribution shall be paid to the other party, who shall have the right to terminate the contract and to claim damages to the breaching party in accordance with the stipulations in Article Forty-seven of the contract.

Article Forty-five

Should all or part of the contract and its appendixes be unable to be fulfilled owing to the fault of one party, the breaching party shall bear the responsibilities thus caused. Should it be the fault of both parties, they shall bear their respective responsibilities according to actual situations.

Article Forty-six

In order to guarantee the performance of the contract and its

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appendixes, both Party A and Party B shall provide each other the bank guarantees for the performance of the contract.

Chapter 18 Force Majeure

Article Forty-seven

Should either of the parties to the contract be prevented from executing the contract by force majeure, such as earthquake, typhoon, flood, fire and war and other unforeseen events, and their happening and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by cable without any delay, and within 15 days thereafter provide the detailed information of the events and a valid document for evidence issued by the relevant public notary organization for explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or whether to delay the execution of the contract according to the effects of the events on the performance of the contract.


Chapter 19  Applicable Law

Article Forty-eight

The formation of this contract, its validity, interpretation, execution and settlement of the disputes shall be governed by the related laws of the People's Republic of China.

Chapter 20 Settlement of Disputes

Article Forty-nine

Any disputes arising from the execution of, or in connection with the

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contract shall be settled amicably through negotiation. In case no settlement can be reached through negotiation, the case shall be submitted to the China International Economic and Trade Arbitration Commission, Beijing, China, for arbitration in accordance with its rules of procedure. The arbitral award is final and binding on both parties.

Article Fifty

During the arbitration, the contract shall be executed continuously by both parties except for matters in dispute.

Chapter 21  Language

Article Fifty-one

The contract shall be written in Chinese version and in English version. Both languages are equally authentic. In the event of any discrepancy between the two afore-mentioned versions, the Chinese version shall prevail.

Chapter 22  Effectiveness of the Contract and Miscellany

Article Fifty-two

The appendixes drawn up in accordance with the principles of this contract are integral part of this contract, including the Articles of Association.

Article Fifty-three

The contract and its appendixes shall be approved by the legal person representative of both parties and come into force beginning from the date of approval by the Ministry of Foreign Trade and Economic Cooperation of the People's Republic of China ( or its entrusted examination and approval authority).

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Article Fifty-four

Should notices in connection with any party's rights and obligations be sent by either Party A or Party B by telegram or telex, etc., the written letter notices shall be also required afterwards. The legal addresses of Party A and Party B listed in this contract shall be the posting addresses.

Article Fifty-five

The contract is signed in Xianyang, Shaanxi, China by the authorized representatives of the two parties on May. 8, 1996.

Party A:          Xianyang Pianzhuan Development Co., Ltd.

(Signature):      /s/


Party B:          Asia Electronics Holding Co. Inc.


(Signature):      /s/

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